Exhibit 99.2

Cardlytics Appoints Amit Gupta as CEO

Atlanta, GA – August 7, 2024 – Cardlytics, Inc. (NASDAQ: CDLX), a digital advertising platform, today announced that the Board of Directors has appointed Amit Gupta, Chief Operating Officer and General Manager of Bridg, as its next Chief Executive Officer of Cardlytics, effective August 16, 2024. He will also join the Cardlytics Board of Directors on that date. Mr. Gupta will succeed Karim Temsamani, who is stepping down as Chief Executive Officer and from the Board of Directors to pursue another professional opportunity.
“Amit is the right person to lead Cardlytics in its next stage of growth,” said Jack Klinck, Chair of the Cardlytics Board. “For the last year and a half, Amit has worked closely with Karim and the rest of the leadership team to set the course for our transformation and long-term growth plans. With his deep product and technology experience and industry relationships, Amit is the natural choice to be our next CEO.”
“I am incredibly energized about the opportunity to lead Cardlytics at this inflection point,” commented Gupta. “Since I joined Cardlytics, we have laid a strong engineering and data-driven foundation to scale the company. We have the right team and long-term strategy to modernize and evolve our tech platform and to execute on our revenue diversification strategy with Bridg. I have full confidence in our ability to build on our market-leading position and deliver significant value to our stakeholders. I’d like to thank Karim for his contributions and we wish him the best in his future endeavors.”
“I am proud of what we have accomplished as a team over the last two years,” said Temsamani. “We solved many of the financial and legal challenges facing the company while also modernizing our tech stack and investing in new business opportunities. I look forward to rooting for Amit and the team as he furthers the significant progress we have made together.”
Amit Gupta joined Cardlytics in January 2023 as COO, and additionally served as the General Manager of Bridg, leading the team to bring the new retail media product to market. Before joining Cardlytics, he served as Head of Strategy and Operations for Global Partnerships at Stripe. Prior to that, Gupta worked for four years at Google, including as Director of Strategy, New Products and Operations for Google’s Geo division. Gupta has also founded and served as the CEO of a series of startups. He began his career in the tech practice at Booz Allen Hamilton, where he was made partner. He holds a B.S. in Electrical Engineering from The Ohio State University and an M.B.A. from the NYU Stern School of Business.
About Cardlytics
Cardlytics (NASDAQ: CDLX) is a digital advertising platform. We partner with financial institutions to run their rewards programs that promote customer loyalty and deepen relationships. In turn, we have a secure view into approximately 1 in every 2 card-based transactions in the U.S., allowing us to see where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in Menlo Park, Los Angeles, New York, and London. Learn more at www.cardlytics.com.

Exhibit 99.2
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to our executive transition plans, our revenue diversification strategy and our ability to expand our market position and deliver significant value to cardholders. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the risks detailed in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on May 8, 2024 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts:

Public Relations:
pr@cardlytics.com

Investor Relations:
ir@cardlytics.com